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                                                                      EXHIBIT 23



Consent of independent public accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File Nos. 33-60549, 33-68646, 33-68648, 33-86616,
33-93006, 33-96950, 333-40973, 333-40981, 333-75803, 333-84705, 333-46572,
333-46576 and 333-81438.


/s/ Arthur Andersen LLP



Minneapolis, Minnesota,
April 9, 2002